Exhibit 107

Calculation of Filing Fee Tables
424(b)(5)
(Form Type)

bicycle therapeutics PLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, nominal value £0.01 per share	Rule 457(o)	-	N/A	$89,455,018(2)	$0.0001102	$9,857.95	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Unallocated	415(a)(6)	(2)	N/A	$60,544,982(2)			S-3	333-238996	June 15, 2020	$7858.84
	Total Offering Amounts					$150,000,000(2)		$9,857.95
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$9,857.95

(1)	The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	The Registrant is registering ordinary shares having a proposed maximum aggregate offering price of up to $150,000,000 pursuant to this prospectus supplement. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered pursuant to this prospectus supplement include $60,544,982 of unsold securities (the “Unsold Securities”) of the Registrant that had been previously registered pursuant to the registration statement on Form S-3 (File No. 333-238996) initially filed on June 5, 2020, and declared effective on June 15, 2020 (the “Prior Registration Statement”). In connection with the registration of such unsold securities on the Prior Registration Statement, the Registrant paid a registration fee of $7858.84, which were carried forward to the Registrant’s registration statement on Form S-3 filed on May 26, 2023 (Registration Statement No. 333-272248) (the “2023 Automatic Shelf”) to which this prospectus supplement relates, and will be applied to the ordinary shares registered pursuant to this prospectus supplement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement was deemed terminated as of the date of effectiveness of the 2023 Automatic Shelf.